UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mr. Kent Linder as Chief Operating Officer

(b), (e) On December 22, 2014, Kent Linder resigned from his position as Chief Operating Officer of Heritage Insurance Holdings, Inc. (the “Company”), effective immediately. In connection with Mr. Linder’s resignation, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Linder pursuant to which the Company agreed to pay Mr. Linder a lump sum payment of $100,000 in cash, subject to Mr. Linder’s execution and non-revocation of a general release of claims. Additionally, pursuant to the Separation Agreement, all unvested stock options held by Mr. Linder will become fully vested and will remain exercisable for one year after the date of his termination of employment. Mr. Linder remains subject to Section IV of his employment agreement with the Company dated January 1, 2014, which contains customary restrictive covenants, including a two year non-competition clause and a two year non-solicitation of Company employees clause.

The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Mr. Ernie Garateix as Chief Operating Officer

(c) Effective as of December 22, 2014, Ernesto (Ernie) Garateix, the Company’s Executive Vice President, was appointed as Chief Operating Officer of the Company.

Mr. Garateix has served as the Company’s Executive Vice President since August 2012. Prior to joining the Company, Mr. Garateix served as Vice President for American Integrity Insurance Group beginning in October 2007.

There is no arrangement or understanding between Mr. Garateix and any other person pursuant to which Mr. Garateix was appointed as an officer of the Company. There are no family relationships between Mr. Garateix and any director or executive officer of the Company, and Mr. Garateix has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated December 22, 2014, by and between Heritage Insurance Holdings, Inc. and Kent Linder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: December 23, 2014	By:	/s/ Stephen Rohde
	Name:	Stephen Rohde
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated December 22, 2014, by and between Heritage Insurance Holdings, Inc. and Kent Linder.